Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 24, 2001, accompanying the consolidated financial statements and schedule included in the Annual Report of Edelbrock Corporation on Form 10-K for each of the three years in the period ended June 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Edelbrock Corporation on Form S-8 (File No. 33-91354).

/s/ GRANT THORNTON LLP

Los Angeles, California
August 24, 2001